x                                                                      Exhibit 99

                             JOINT FILER INFORMATION

Name:                      Draper Fisher Management Company IV, LLC

Address:                   2882 Sand Hill Road, Suite 150
                           Menlo Park, CA 94025

Relationship to Issuer:    10% owner of issuer in the capacity as being general partner of
                           Draper Fisher Associates Fund IV, L.P.

Designated Filer:          Draper Fisher Associates Fund IV, L.P.

Issuer and Ticker Symbol:  Digital Impact, Inc.  (NASDAQ:DIGI)

Date of Event Requiring
Statement:                 September 9, 2004

November 16, 2004                      Draper Fisher Management Company IV, LLC
--------------------------------
Date

                                       By:  /s/ Timothy C. Draper
                                           -------------------------------------
                                            Timothy C. Draper
                                            Managing Director

The reporting person disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.